Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-165151 on Form S-8 of Colonial Properties Trust of our report dated June 15, 2011, relating to the financial statements and supplemental schedule of the Colonial Properties Trust Amended and Restated 401(k) Profit Sharing Plan, which appears in this Annual Report on Form 11-K of Colonial Properties Trust Amended and Restated 401(k) Profit Sharing Plan for the year ended December 31, 2010.

/s/ Sellers, Richardson, Holman & West, LLP

Birmingham, Alabama

June 15, 2011